Execution Version

FIRST AMENDMENT
TO SENIOR SECURED SUPERPRIORITY
DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED SUPERPRIORITY DEBTOR-IN-
POSSESSION TERM LOAN CREDIT AGREEMENT, dated as of May 1, 2023 (this “First Amendment”), among Virgin Orbit Holdings, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party hereto, Virgin Investments Limited, as Lender (in such capacity, the “Lender”), and Virgin Investments Limited, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Guarantors, the Lender and the Administrative Agent are parties to that certain Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated as of April 6, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended by this First Amendment, the “Amended Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lender agree to make certain amendments and other modifications as set forth in this First Amendment, and the Lender has agreed to such amendments and other modifications.
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION I. Rules of Construction. The interpretive matters specified in Section 1.02 of the Credit Agreement shall apply to this First Amendment, including to the terms defined in the preamble and recitals hereto.
SECTION II. Amendments to Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following sample: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double underlined text), in each case, as set forth in the Amended Credit Agreement attached as Exhibit A hereto.
SECTION III. Representations and Warranties. In order to induce the Administrative Agent and the Lender to consent to the amendments and modifications to the Credit Agreement set forth in this First Amendment, the Borrower represents and warrants that, on and as of the First Amendment Effective Date (as defined below), (i) immediately before and after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing and (ii) each of the representations and warranties made by any Credit Party (or by the Borrower as to itself and each of its Subsidiaries) in the Amended Credit Agreement or pursuant to any of the other Loan Documents is be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a Material Adverse Effect) except to the extent that such representations and warranties expressly relate to an earlier date or period, in which case such representations and warranties is true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a Material Adverse Effect) as of such earlier date or respective period.

SECTION IV. Effectiveness. This First Amendment shall become effective on the first date written above (the “First Amendment Effective Date”) upon receipt by the Administrative Agent of this First Amendment, duly executed and delivered by the Borrower, the Guarantors party hereto and the Lender.

SECTION V. Confirmation of Guarantees and Security Interest. By signing this First Amendment, each of the Borrower and the other Credit Parties party hereto, hereby consents to the terms of this First Amendment and confirms that (x) the Obligations of the Credit Parties under the Credit Agreement, as amended or otherwise modified hereby, the Collateral Agreement, the other Security Documents, the Guarantee and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Collateral Agreement, the other Security Documents, the Guarantee and the other Loan Documents and (ii) constitute “Obligations” for purposes of the Amended Credit Agreement, the Collateral Agreement, the other Security Documents and all other Loan Documents and (y) after giving effect to the terms hereof, the Credit Agreement (as amended hereby), the Collateral Agreement, each other Security Document and each other Loan Document are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and, except as specifically modified under Section II hereof, the terms of this First Amendment shall not affect in any way its obligations and liabilities under any Loan Document (including, without limitation, the guaranty and any grant of security interests and pledges pursuant to the Credit Agreement, the Collateral Agreement, any other Security Documents, the Guarantee or any other Loan Document) to which it is a party (as such Loan Documents are amended or otherwise expressly modified by this First Amendment). Each of the Borrower and the other Credit Parties party hereto hereby ratifies and confirms that all Liens granted, conveyed or assigned to the Collateral Agent by such Person pursuant to any Security Document or any other Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations.
SECTION VI. Reference To and Effect Upon the Loan Documents.
(a)From and after the First Amendment Effective Date, (i) the term “Agreement” in the Amended Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as amended or otherwise modified hereby and after giving effect to all consents set forth herein, and (ii) this First Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
(b)This First Amendment is limited as specified herein and shall not constitute a modification, acceptance or waiver of, or consent to modifications of or deviations from, any other provision of the Credit Agreement, any Security Document or any other Loan Document or a novation of existing obligations and liabilities under the Loan Documents. The Credit Agreement, as specifically amended by this First Amendment (after giving effect to all consents set forth herein), and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
SECTION VII. Fees and Expenses. The Borrower hereby agrees to pay all reasonable fees and out of pocket expenses of counsel to the Administrative Agent and the Lender incurred in connection with the preparation, negotiation and execution of this First Amendment and any other instruments and documents executed and delivered in connection herewith to the extent set forth in Section 9.05 of the Credit Agreement and the Amended Credit Agreement and any corresponding provision contained in any Loan Documents, in each case, in accordance with the terms thereof.
SECTION VIII. Counterparts, Etc. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts (including by electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this First Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
SECTION IX. Governing Law; Submission to Jurisdiction; Consent to Service; Waivers. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN

ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PROVISIONS OF SECTION 9.11 AND SECTION 9.13 OF THE CREDIT AGREEMENT AND HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HEREIN, MUTATIS MUTANDIS.
SECTION X. Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

BORROWER:     VIRGIN ORBIT HOLDINGS, INC.

    By: /s/ Daniel Hart
        Name: Daniel Hart
        Title: Chief Executive Officer

SUBSIDIARY GUARANTORS:     VIECO USA, INC.

    By: /s/ Daniel Hart
        Name: Daniel Hart
        Title: Chief Executive Officer

    VIRGIN ORBIT, LLC

    By: /s/ Daniel Hart
        Name: Daniel Hart
        Title: Chief Executive Officer

    VIRGIN ORBIT NATIONAL SYSTEMS, LLC

    By: /s/ Mark Baird
        Name: Mark Baird
        Title: President

    JACM HOLDINGS, INC.

    By: /s/ Daniel Hart
        Name: Daniel Hart
        Title: Chief Executive Officer

Acknowledged by:

ADMINISTRATIVE AGENT:         VIRGIN INVESTMENTS LIMITED

                        By: /s/ Kerry Graziola
                            Name: Kerry Graziola
                            Title: Alternate Director

    VIRGIN INVESTMENTS LIMITED,
    as Lender

    By: /s/ Kerry Graziola
        Name: Kerry Graziola
        Title: Alternate Director

EXHIBIT A

[See attached]

~~EXECUTION VERSION~~Conformed through First Amendment, dated as of May 1, 2023

$74,100,000

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT

Dated as of April 6, 2023,
(as amended by the First Amendment, dated as of May 1, 2023) Among
VIRGIN ORBIT HOLDINGS, INC.,
as Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as Borrower,

The Lenders
from Time to Time Parties Hereto, and
Virgin Investments Limited,
as Administrative Agent and Collateral Agent

ARTICLE I DEFINITIONS                                         1

SECTION 1.01. Defined Terms             1 SECTION 1.02. Terms Generally         26 SECTION 1.03. Accounting Terms         26 SECTION 1.04. Rounding     ~~26~~27 SECTION 1.05. Times of Day     ~~26~~27 SECTION 1.06. Timing of Payment or Performance         27 SECTION 1.07. Divisions         27
ARTICLE II THE CREDITS                                         27

SECTION 2.01. Commitments and Loans         27 SECTION 2.02. Notice of Borrowing     ~~28~~29 SECTION 2.03. Disbursement of Funds         29 SECTION 2.04. [Reserved]         30 SECTION 2.05. Repayment of Loans; Evidence of Debt         30 SECTION 2.06. Asset Sale; Debt Incurrence     ~~30~~31 SECTION 2.07. [Reserved]     ~~31~~32
SECTION 2.08. Interest     ~~31~~32
SECTION 2.09. [Reserved].     ~~32~~33
SECTION 2.10. Increased Costs, etc.     ~~32~~33 SECTION 2.11. No Discharge         33 SECTION 2.12. Change of Lending Office         33 SECTION 2.13. Notice of Certain Costs     ~~33~~34 SECTION 2.14. Prepayments     ~~33~~34 SECTION 2.15. Other Fees     ~~34~~35 SECTION 2.16. Method and Place of Payment         35 SECTION 2.17. Net Payments     ~~35~~36 SECTION 2.18. Limit on Rate of Interest     ~~39~~40 SECTION 2.19. Pro Rata Sharing         40 SECTION 2.20. [Reserved]         41 SECTION 2.21. Adjustments; Set-off         41

ARTICLE III REPRESENTATIONS AND WARRANTIES                         ~~41~~42
SECTION 3.01. Corporate Status.     42 SECTION 3.02. Corporate Power and Authority; Enforceability; Security
Interests         42 SECTION 3.03. No Violation         42 SECTION 3.04. Litigation     ~~42~~43 SECTION 3.05. Margin Regulations         43 SECTION 3.06. Governmental Approvals         43 SECTION 3.07. Investment Company Act         43 SECTION 3.08. True and Complete Disclosure         43 SECTION 3.09. Tax Matters     ~~43~~44 SECTION 3.10. Compliance with ERISA         44 SECTION 3.11. Subsidiaries     ~~44~~45 SECTION 3.12. Intellectual Property     ~~44~~45 SECTION 3.13. Environmental Laws     ~~44~~45 SECTION 3.14. Properties         45 SECTION 3.15. DIP Budget     ~~45~~46 SECTION 3.16. FCPA     ~~45~~46 SECTION 3.17. USA Patriot Act; OFAC         46
ARTICLE IV CONDITIONS PRECEDENT                                 ~~46~~47
SECTION 4.01. Conditions Precedent to Closing Date     ~~46~~47 SECTION 4.02. Conditions Precedent to New Money Delayed Draw
Term Loans     ~~49~~50

ARTICLE V MERGERS AND SIMILAR TRANSACTIONS                     ~~51~~52
SECTION 5.01. Merger of Borrower     ~~51~~52 SECTION 5.02. When Subsidiary Guarantors May Merge or Transfer
Assets     ~~51~~52

ARTICLE VI COVENANTS                                         52

SECTION 6.01. Information Covenants     52 SECTION 6.02. End of Fiscal Years; Fiscal Quarters     55

SECTION 6.03. Use of Proceeds     ~~55~~56 SECTION 6.04. Change in Business     ~~55~~56
SECTION 6.05. Limitation on Incurrence of Indebtedness and Issuance of
Disqualified Stock and Preferred Stock     ~~55~~56 SECTION 6.06. Limitation on Restricted Payments.         56
SECTION 6.07. Dividend and Other Payment Restrictions Affecting
Subsidiaries     ~~56~~57 SECTION 6.08. Asset Sales     ~~57~~58 SECTION 6.09. Transactions with Affiliates         58 SECTION 6.10. Future Guarantors         60 SECTION 6.11. Liens         60
SECTION 6.12. Priority of Liens         60 SECTION 6.13. Existence; Business and Properties         62 SECTION 6.14. Maintenance of Insurance         62 SECTION 6.15. Payment of Taxes, etc.         63 SECTION 6.16. Compliance with Laws.         63 SECTION 6.17. After-Acquired Property     ~~63~~64 SECTION 6.18. Further Instruments and Acts     ~~63~~64 SECTION 6.19. ERISA     ~~63~~64
SECTION 6.20. Budget Variance         64 SECTION 6.21. Conference Calls     ~~64~~65 SECTION 6.22. Books, Records and Inspections     ~~64~~65 SECTION 6.23. Limitations on Amendments         65 SECTION 6.24. DIP Term Loan Proceeds Account.     ~~65~~66 SECTION 6.25. Milestones     ~~66~~67 SECTION 6.26. Bankruptcy Related Matters     ~~67~~68 SECTION 6.27. Post-Closing Covenant.         69
ARTICLE VII EVENTS OF DEFAULT                                 ~~69~~70

SECTION 7.01. Events of Default     ~~69~~70 SECTION 7.02. Application of Proceeds     ~~75~~76 SECTION 7.03. Control by Majority     ~~76~~77 SECTION 7.04. Limitation on Suits     ~~76~~77

ARTICLE VIII THE AGENTS                                     77
SECTION 8.01. Appointment         77 SECTION 8.02. Delegation of Duties         78 SECTION 8.03. Exculpatory Provisions         78 SECTION 8.04. Reliance by Agents     ~~78~~79 SECTION 8.05. Notice of Default     ~~79~~80 SECTION 8.06. Non-Reliance on Administrative Agent, Collateral Agent
and Other Lenders     ~~79~~80 SECTION 8.07. Indemnification     ~~80~~81 SECTION 8.08. Agents in Their Individual Capacity         82 SECTION 8.09. Successor Agents         82 SECTION 8.10. Payments Set Aside     ~~82~~83 SECTION 8.11. Administrative Agent May File Proofs of Claim     ~~83~~84 SECTION 8.12. Collateral Matters.     ~~84~~85 SECTION 8.13. Collateral Matters     ~~85~~86 SECTION 8.14. Withholding Tax     ~~85~~86

ARTICLE IX MISCELLANEOUS                                     86

SECTION 9.01. Amendments and Waivers         86 SECTION 9.02. Notices     ~~88~~89
SECTION 9.03. No Waiver; Cumulative Remedies     ~~90~~91 SECTION 9.04. Survival of Representations and Warranties     ~~90~~91 SECTION 9.05. Payment of Expenses; Indemnification     ~~90~~91 SECTION 9.06. Successors and Assigns; Participations and Assignments     ~~91~~92 SECTION 9.07. Replacements of Lenders Under Certain Circumstances     ~~95~~96 SECTION 9.08. Counterparts     ~~96~~97
SECTION 9.09. Severability     ~~96~~97 SECTION 9.10. GOVERNING LAW     ~~96~~97
SECTION 9.11. Submission to Jurisdiction; Consent to Service; Waivers     ~~96~~97 SECTION 9.12. Acknowledgments     ~~97~~98 SECTION 9.13. WAIVERS OF JURY TRIAL     ~~97~~98
SECTION 9.14. Confidentiality     ~~97~~98

SECTION 9.15. No Advisory or Fiduciary Responsibility ~~98~~99
SECTION 9.16. [Reserved] ~~99~~100
SECTION 9.17. Conversion of Currencies ~~99~~100
SECTION 9.18. Borrower Materials ~~99~~100
SECTION 9.19. Release of Liens ~~100~~101
SECTION 9.20. Release of Guarantee ~~101~~102
SECTION 9.21. [Reserved] ~~101~~102
SECTION 9.22. Acknowledgement and Consent to Bail-In of Affected
Financial Institutions ~~101~~102

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of April 6, 2023 (as amended by the First Amendment dated as of May 1, 2023), among Virgin Orbit Holdings, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors party hereto, Virgin Investments Limited, as Lender, the other Lenders from time to time party hereto and Virgin Investments Limited (“VIL”), as administrative agent and collateral agent for the Lenders.

WHEREAS, on or about April 4, 2023 (the “Petition Date”), the Borrower and certain of the Borrower’s Subsidiaries (each a “Debtor” and, collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and, collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has requested that the Lenders provide (i) a new money delayed draw term loan facility denominated in U.S. Dollars in an aggregate principal amount not to exceed $31,600,000 and (ii) term loans issued hereunder in substitution and exchange of Pre-Petition Notes in an aggregate principal amount of $42,500,000 pursuant to this Agreement (collectively, the “DIP Facility”), with all of the Borrower’s obligations under the DIP Facility to be guaranteed by each Guarantor, and the Lenders are willing to extend (or be deemed to extend) such credit to the Borrower on the terms and subject to the conditions set forth herein;

WHEREAS, the relative priority of the DIP Facility with respect to the Collateral granted to secure the Loan Obligations shall be as set forth in the Interim Order and the Final Order, in each case upon entry thereof by the Bankruptcy Court, and in the Security Documents;

WHEREAS, all of the claims and the Liens granted under the Orders and the Loan Documents to the Administrative Agent and the Lenders in respect of the DIP Facility shall be subject to the Carve Out; and

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Acceleration Period” shall have the meaning set forth in Section 6.24(b).

“Acceptable Disclosure Statement” means the disclosure statement relating to an Acceptable Plan of Reorganization in form and substance acceptable to the Required Lenders.

“Acceptable Plan of Reorganization” means a Reorganization Plan for each of the Cases that provides for the distribution of sale proceeds following an Acceptable Sale Transaction, if any, ~~and the placement of all of the Debtors’ assets not sold pursuant to an Acceptable Sale Transaction into a liquidation trust for the benefit of creditors~~or the indefeasible repayment in full, in cash, of the Loan Obligations immediately upon the consummation thereof (or such other treatment of the Loan Obligations, in form and substance acceptable to the Administrative Agent (solely with respect to its own treatment) and the Required Lenders.

“Acceptable Sale Transaction” shall mean a sale of assets pursuant to section 363 of the Bankruptcy Code that (a) provides for the indefeasible repayment in full, in cash of the Loan Obligations immediately upon the consummation thereof (or such other treatment of the Loan Obligations that is acceptable to the Administrative Agent and the Required Lenders (including in connection with a credit bid), and (b) ~~provides for the indefeasible repayment in full, in cash of all secured Pre-Petition Notes Obligations and (c)~~ includes bid procedures that, without limitation, permit credit bidding of the Loan Obligations ~~and the Pre-Petition Notes Obligations~~ at the full face amount thereof or that is otherwise acceptable to the Required Lenders (in the case of this clause (c), so long as none of the Required Lenders are bidders or potential bidders in such sale process).

“Administrative Agent” means VIL, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 8.09.

“Administrative Agent Account” shall have the meaning set forth in Section 6.24(b).

“Administrative Questionnaire” shall have the meaning set forth in Section 9.06(b)(ii)(D).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.

“Affiliate Transaction” shall have the meaning set forth in Section 6.09(a). “Agents” means the Administrative Agent and the Collateral Agent.

similar to those described in Section 2.10 generally on other borrowers of loans under United States credit facilities; provided that no Lender shall be required to disclose any confidential or proprietary information in connection therewith.

~~“Change of Control” means the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Borrower.~~

“Closing Date” means the date on which all the conditions set forth in Section 4.01 shall have been satisfied (or waived in accordance with Section 9.01).
“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” shall have the meaning provided for the term “DIP Collateral” in the
Interim Order (and, if applicable, the Final Order) and the meaning provided for such term in any of the Security Documents and shall include any and all assets (other than Excluded Assets) securing or intended to secure any or all of the Loan Obligations.

“Collateral Agent” means VIL, as collateral agent for the benefit of the Secured Parties, or any successor collateral agent appointed in accordance with the provisions of Section 8.09.

“Collateral Agreement” means the Collateral Agreement, dated as of the Closing Date, among the Borrower, the Guarantors and the Collateral Agent, substantially in the form attached hereto as Exhibit H, with such changes as the Administrative Agent and the Required Lenders shall reasonably agree, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with this Agreement.

“Commitment” means the commitment of a Lender to make or otherwise fund any New Money Delayed Draw Term Loan, and “Commitments” means such commitments of all Lenders in the aggregate, as such commitment may be adjusted pursuant to the terms hereof. The amount of each Lender’s Commitment as of the Closing Date is set forth on Schedule 2.01.

“Committee” means any statutory committee of unsecured creditors appointed in the Chapter 11 Cases, if any.
“Confidential Information” shall have the meaning set forth in Section 9.14. “Confirmation Order” means an order of the Bankruptcy Court in form and substance acceptable to the Required Lenders confirming an Acceptable Plan of Reorganization in the Cases.
“Final Order Entry Date” means the date on which the Final Order has been entered by the Bankruptcy Court.

“Final Roll-Up” shall have the meaning assigned to such term in Section 2.01(d).

“Final Roll-Up Date” shall have the meaning assigned to such term in Section 2.01(d).

“Final Roll-Up Loan” shall have the meaning assigned to such term in Section “Financial Advisor” means FTI Consulting, Inc.

“First Amendment” means that certain First Amendment to Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement dated as of May 1, 2023, 2023, among the Borrower, the Guarantors party thereto, Virgin Investments Limited, as Lender, and the Administrative Agent.

“Foreign Plan” means any Employee Benefit Plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. For the purposes of this Agreement, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantors” means each Subsidiary Guarantor.

“Hazardous Materials” means (a) any petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import,

~~“Initial Roll-Up Fee” shall have the meaning set forth in Section 2.15(c).~~
“Interest Payment Date” means the last Business Day of each calendar month.
“Interim New Money Delayed Draw Term Loan” shall have the meaning set forth in Section 2.01(b).

“Interim Order” means an order of the Bankruptcy Court authorizing and approving, on an interim basis, among other things, (i) the Borrowing and making of the New Money Delayed Draw Term Loans, (ii) the granting of the superpriority claims and liens against the Debtors and their assets in accordance with this Agreement and the other Loan Documents,
(iii)the payment of all reasonable and documented fees and expenses (including the fees and expenses of outside counsel and financial advisors) required to be paid to, or for the benefit of, the Lenders, (iv) the use of cash collateral, (v) payment of the Initial Funding Fee payable on the Closing Date, which payment, along with all other payments to the Lenders and the Pre-Petition Holders under the Interim Order, shall not be subject to reduction, recharacterization, setoff or recoupment, (vi) customary stipulations and releases by the Debtors, (vii) the Adequate Protection (as defined in the Interim Order), (viii) any Pre-Petition Note and/or Roll-Up Loans to be substituted and exchanged on the Closing Date and (ix) subject to entry of the Final Order, waiver of any rights to surcharge the collateral of the Pre-Petition Holders for any amounts pursuant to section 506(c) of the Bankruptcy Code) or otherwise, entered by the Bankruptcy Court on the Interim Order Entry Date.

“Interim Order Entry Date” means April 5, 2023.

“Interim Roll-Up” shall have the meaning assigned to such term in Section
2.01(c).

“Interim Roll-Up Date” shall have the meaning assigned to such term in Section 2.01(c).
“Interim Roll-Up Loan” shall have the meaning assigned to such term in Section 2.01 (c).
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” shall have the meaning set forth in Section 9.17(b).

“Junior Indebtedness” means any Indebtedness for borrowed money that is (i) expressly subordinated in right of payment and/or security to the Indebtedness incurred hereunder, (ii) unsecured or (iii) arose prior to the Petition Date.

“Lender” means each financial institution listed on Schedule 2.01, and any Person that becomes a “Lender” hereunder pursuant to Section 9.06, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.06.

“Lending Office” means, as to any Lender, the applicable branch, office, Affiliate or account (if appropriate) of such Lender designated by such Lender to make Loans to the Borrower.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Documents” means this Agreement, the First Amendment, the Guarantee, the Security Documents, the Blocked Account Agreement and any promissory note issued by the Borrower under this Agreement and all other present or future documents entered into by any Credit Party for the benefit of Lenders or the Agents, in connection with this Agreement.

“Loan Obligations” means Obligations in respect of the Loans, this Agreement, and the Security Documents, including, for the avoidance of doubt, the Guarantees.

“Loans” means the New Money Delayed Draw Term Loans and the Roll-Up
Loans.

“Material Adverse Effect” means a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and any other Credit Party, taken as a whole, to perform its payment obligations under this Agreement or any of the other Loan Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Loan Documents; provided that Material Adverse Effect shall expressly exclude (i) any matters publicly disclosed prior to the filing of the Cases, (ii) any matters disclosed on the Schedules or Exhibits hereto, (iii) any matters disclosed in any first day pleadings or declarations, and (iv) the effect of the filing of the Cases, the events and conditions related to, resulting from and/or leading up thereto and the effects thereon and any action required to be taken under the Loan Documents or the Orders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) with respect to any Credit Party in connection with any request for any Loan, any Officers’ Certificate or any other certificate or notice pertaining to any financial information required to be delivered by any Credit Party hereunder or under any other Loan Document, the chief financial officer, chief restructuring officer, treasurer or controller of such Person or of the managing member, administrator, trustee or manager of such Person; and (b) otherwise, with respect to any Credit Party that is not a natural person, the chief executive officer, president, chief financial officer, chief restructuring officer, treasurer or controller of such Person or of the managing member or manager of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Payments” shall have the meaning set forth in Section 6.06(a).
“Roll-Up” shall have the meaning assigned to such term in Section 2.01(d). “Roll-Up Date” shall have the meaning assigned to such term in Section 2.01(d). “Roll-Up Fixed Rate” means ~~18.00~~12.00% per annum.
“Roll-Up Loan” shall have the meaning assigned to such term in Section 2.01(d).

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale Documents” means the Bidding Procedures Motion, the Bidding Procedures Order and all other documents in connection with the sale process conducted in pursuit of an Acceptable Sale Transaction.
“Sale Order” shall have the meaning set forth in Section 6.25(k). “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Borrower or a Subsidiary whereby the Borrower or such Subsidiary transfers such property to a Person and the Borrower or such Subsidiary leases it from such Person, other than leases between the Borrower and a Subsidiary or between Subsidiaries.

“Sanctions” shall have the meaning set forth in Section 3.17(b).
“SEC” means the Securities and Exchange Commission or any successor thereto. “Secured Parties” means, collectively, the Agents and the Lenders and any
Subagents and any Person that holds a Loan Obligation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 2.17.

SECTION 2.13.    Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10 or 2.17 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10 or 2.17 as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if a Change in Law that gives rise to such additional amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14.    Prepayments.

(a)Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000 or, if less, the amount outstanding, upon prior written notice to the Administrative Agent, not less than three Business Days prior to the date of prepayment, which notice shall be irrevocable except to the extent provided below in Section 2.14(b). Each such notice shall be signed by a Responsible Officer of the Borrower and shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s share of such prepayment. Subject to
Section 2.14(e), each prepayment of Loans under this Section 2.14(a) shall be applied pro rata to all Lenders, based upon the outstanding principal amounts owing to each such Lender under all Loans then outstanding.

(b)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment made under Section 2.14(a) by notice to the Administrative Agent a reasonable time prior to the specified effective time of such prepayment if such prepayment would have resulted from a refinancing of all or any portion of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.

(c)Mandatory Prepayments. If the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries as of the last day of any Excess Cash Test Period exceeds the aggregate amount of cash and Cash Equivalents projected to be held by the Borrower and its Subsidiaries as of the last day of such Excess Cash Test Period, as set forth in the then-applicable Approved Budget, by an amount equal to at least $~~2,000,000~~2,500,000 (such excess amount, the “Excess Cash Amount”), the Borrower shall, within one Business Day following the ~~last day of such~~date on which the Budget Variance Report in respect of the applicable Excess Cash Test Period is required to be delivered under Section 6.01(j), prepay

Loans in a principal amount equal to 100% of such Excess Cash Amount. Subject to
Section 2.14(e), each prepayment of Loans under this Section 2.14(c) shall be applied pro rata to all Lenders, based upon the outstanding principal amounts owing to each such Lender under all Loans then outstanding.

(d)All prepayments under this Section 2.14 shall be accompanied by all accrued interest thereon.

(e)Notwithstanding anything to the contrary in this Agreement, at any time
(i)prior to the Discharge of New Money DDTL Obligations, the Borrower shall apply all such voluntary prepayments and such Excess Cash Amount to prepay, repay or repurchase New Money Delayed Draw Term Loans and (ii) following the Discharge of New Money DDTL Obligations, the Borrower shall apply such voluntary prepayments and such Excess Cash Amount to prepay, repay or repurchase Roll-Up Loans.

SECTION 2.15.    Other Fees.

(a)Initial Funding Fee. As consideration for Lenders making available the Interim New Money Delayed Draw Term Loans hereunder, the Borrower shall pay to Administrative Agent, for the account of each Lender, pro rata in accordance with their Commitment to provide the Interim New Money Delayed Draw Term Loans, on the Closing Date, an initial funding fee (the “Initial Funding Fee”) in an aggregate amount equal to three percent (3.00%) of the Commitments to provide Interim New Money Delayed Draw Term Loans (prior to giving effect to the making of such Interim New Money Delayed Draw Term Loans on the Closing Date). The entire amount of the Initial Funding Fee shall be fully earned, and shall be due and payable in full, on the Closing Date.

(b)Subsequent Funding Fees. As consideration for Lenders making available the Final New Money Delayed Draw Term Loans and the Severance New Money Delayed Draw Term Loans hereunder, Borrower shall pay to Administrative Agent, for the account of each Lender, pro rata in accordance with their Commitment to provide Final New Money Delayed Draw Term Loans or Severance New Money Delayed Draw Term Loans, as applicable, on each New Money DDTL Funding Date (other than on the Closing Date) in respect of the Final New Money Delayed Draw Term Loans and the Severance New Money Delayed Draw Term Loans, subsequent funding fees (each, a “Subsequent Funding Fee”) in an aggregate amount equal to three percent (3.00%) of the principal amount of each Final New Money Delayed Draw Term Loan and each Severance New Money Delayed Draw Term Loan made hereunder. The entire amount of the Subsequent Funding Fee shall be fully earned, and shall be due and payable in full, on each such New Money DDTL Funding Date.

(c)~~Initial Roll-Up Fees. As consideration for Lenders making available the Interim Roll-Up Loans hereunder, the Borrower shall pay to the Administrative Agent, for the account of each Lender, pro rata in accordance with the Interim Roll-Up Loans made (or deemed to have been made) by such Lenders, on the Closing Date, an initial fee (the “Initial Roll-Up Fee”) in an aggregate amount equal to three percent (3.00%) of the Interim Roll-Up Loans made (or deemed to have been made) by such Lenders' provided that the entire amount of the Initial~~

~~Roll-Up Fee shall be fully earned, and shall be due and payable in full, only upon entry of the Final Order approving such Initial Roll-Up Fee on the Final Order Entry Date.~~

SECTION 2.16.    Method and Place of Payment.

(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds at the account or office of the Administrative Agent from time to time specified as the account or office for such purpose by written notice to the Borrower. All payments under each Loan Document (whether of principal, interest or otherwise) shall be made in U.S. Dollars. The Administrative Agent will thereafter cause to be promptly distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.

(b)Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may, in the Administrative Agent’s sole discretion, be deemed to have been made on the next succeeding Business Day. Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

SECTION 2.17.    Net Payments.

(a)    Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if any applicable Withholding Agent shall determine (in such Withholding Agent’s good faith discretion) that it is or may be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent may make such deductions or withholdings as are determined by the applicable Withholding Agent in such Withholding Agent’s good faith discretion to be required by any applicable Requirement of Law,
(ii)the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law, and
(iii)to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent, the Collateral Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other of the Bankruptcy Court acceptable to the Required Lenders as to the amount of such payment or distribution.

SECTION 6.27.    Post-Closing Covenant. Post-Closing Covenant. Within the time period or periods after the Closing Date specified in Schedule 6.27 (or such later date as the Lenders agrees to in writing), the Borrower shall deliver the documents or take the actions (or cause such delivery or the taking of such action) specified in Schedule 6.27.

ARTICLE VII

Events of Default SECTION 7.01.    Events of Default.
Upon the occurrence and during the continuation of any of the following specified events (each an “Event of Default”),

(a)the Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans, fees or of any other amounts owing hereunder or under any other Loan Document (other than any amount referred to in clause (i) above),

(b)any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Loan Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, untrue in any material respect as of such specific date);

(c)any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01(c)(i), 6.03, 6.05, 6.06, 6.07, 6.08, 6.09, 6.11, 6.12, 6.20, 6.25, 6.26 or 6.27 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 7.01(a) or (b) or clause (i) of this Section 7.01(c)) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after the date a Responsible Officer has knowledge of such default or received a written notice thereof from the Administrative Agent or the Required Lenders;

(d)(i) the Borrower or any of the Subsidiaries shall (1) default in any payment with respect to any Indebtedness (other than the Indebtedness described in Section 7.01(a)) beyond the period of grace, if any, provided in the instrument of agreement under which such Indebtedness was created or (2) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (in each case with respect to clauses (1) and (2), other than, (x) secured Indebtedness that becomes due as a result of a disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement, (y) any Indebtedness outstanding hereunder and (z) any Indebtedness of any Debtor that was incurred prior to the Petition Date (or, if later, the date on which such Person became a Debtor)), the effect of which default or other event or condition is to cause or permit the holder thereof to cause any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, unless, in the case of each of the foregoing, such holder or holders shall have (or through its or their trustee or agent on its or their behalf) waived such default in a writing to the Borrower, or (ii) without limiting the provisions of clause (i) above, any such default under any such Indebtedness shall cause such Indebtedness to be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (~~and,~~ other than (x) secured Indebtedness that becomes due as a result of a disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement ~~and~~, (~~3~~y) any Indebtedness outstanding hereunder and (z) any Indebtedness of any Debtor that was incurred prior to the Petition Date (or, if later, the date on which such Person became a Debtor)), prior to the stated maturity thereof;

(e)any Subsidiary that is not a Debtor (any such Subsidiary, an “Applicable Subsidiary”) shall commence a voluntary case, proceeding or action concerning itself under
(1)Title 11 of the United States Code entitled “Bankruptcy” or any other applicable insolvency, debtor relief, or debt adjustment law (collectively, the “Bankruptcy Code”) and such Applicable Subsidiary shall fail to become a Guarantor pursuant to Section 6.10 within 10 Business Days; or
(2)an involuntary case, proceeding or action is commenced against any Applicable Subsidiary and the petition is not dismissed or stayed within 60 days after commencement of the case, proceeding or action, such Applicable Subsidiary consents to the institution of such case, proceeding or action prior to such 60-day period, or any order of relief or other order approving any such case, proceeding or action is entered; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or similar person is appointed for, or takes charge of, the Applicable Subsidiary or all or any substantial portion of the property or business thereof; or any Applicable Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of 60 days; or any Applicable Subsidiary makes a general assignment for the benefit of creditors;

(f)an ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Credit Party in excess of $~~10,000~~50,000;

(g)the Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Guarantor’s obligations under the Guarantee are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof);

(h)the Collateral Agreement, any other Security Document or the Interim Order (or the Final Order, if applicable) shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the Collateral Agreement, any other

Security Document or the Interim Order (or the Final Order, if applicable) are not in effect or not legal, valid and binding obligations (other than pursuant to the terms hereof or thereof);

(i)(i) one or more monetary judgments or decrees shall be entered against any Credit Party involving a liability of $~~10,000~~50,000 or more (which, in the case of the Debtors only, arose after the Petition Date) in the aggregate for all such judgments and decrees for the Borrower and the Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days or (ii) one or more judgments or orders shall have been rendered against any Credit Party (which, in the case of the Debtors only, arose following the Petition Date), and such judgment or order shall not have been stayed (including as a result of the automatic stay of the Cases), and which shall cause or could reasonably be expected to cause a Material Adverse Effect, and in each case, such action shall not be effectively stayed (including as a result of the automatic stay under the Cases);

(j)~~a Change of Control shall have occurred, other than pursuant to an Acceptable Plan of Reorganization~~[reserved];

(k)Dismissal or Conversion of Cases; Appointment of Trustee or Examiner; Cash Collateral Use.

(i)the Case of any Credit Party shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code;

(ii)a trustee or an examiner having expanded powers (beyond those set forth under sections 1106(a)(3) and (4) of the Bankruptcy Code) (other than a fee examiner) is appointed or elected in any of the Cases, or the Bankruptcy Court shall have entered an order providing for such appointment;

(iii)an order of the Bankruptcy Court shall be entered denying or terminating use of Cash Collateral by any Credit Party and any Credit Party shall have not obtained use of Cash Collateral pursuant to an order consented to by, and in form and substance reasonably acceptable to, the Required Lenders;

(iv)any Credit Party, or any person on behalf of any Credit Party, shall file a motion or other pleading seeking, or otherwise consenting to, any of the matters set forth in clauses (i) through (iii) above or the granting of any other relief that if granted would give rise to an Event of Default except to the extent that such motion, proceeding or consent shall have been withdrawn; or

(v)any Credit Party or any of its Subsidiaries, or any person claiming by or through any Credit Party or any of its Subsidiaries, with any Credit Party’s or any Subsidiary’s consent, shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against ~~(A)~~ the Administrative Agent or any of the Lenders relating to the DIP Facility,

~~or (B) the administrative agent, the trustee or any holder relating to any of the Pre-Petition Notes~~;

(l)the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing (i) any claims or charges, other than in respect of the DIP Facility and the Carve Out or as otherwise permitted under the applicable Loan Documents or the Orders, entitled to superpriority administrative expense claim status in any chapter 11 case pursuant to Section 364(c)(1) of the Bankruptcy Code that are pari passu with or senior to the claims of the Administrative Agent and the Lenders under the DIP Facility, or there shall arise or be granted by the Bankruptcy Court any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code (other than the Carve Out), or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the Orders then in effect (but only in the event specifically consented to by the Required Lenders (which written consent may be provided via email, including by counsel to the Lenders), whichever is in effect;

(m)the Bankruptcy Court shall enter an order or orders granting relief from any stay of proceeding (including, the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest) to (i) permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any Credit Party which have a value in excess of $~~10,000~~50,000 in the aggregate or (ii) permit other actions that would have a Material Adverse Effect on any Credit Party or its estate (taken as a whole);

(n)Certain Orders.

(i)an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying, vacating or otherwise amending, supplementing or modifying the Interim Order or the Final Order, or any Credit Party shall apply for the authority to do so except to the extent such application shall have been withdrawn, in each case without the prior written consent of the Required Lenders (which written consent may be provided via email, including by counsel to the Lenders);

(ii)the Interim Order (prior to the Final Order Entry Date) or the Final Order (on and after the Final Order Entry Date) shall cease to create a valid and perfected Lien on the Collateral or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of the Required Lenders (which written consent may be provided via email, including by counsel to the Lenders);

(iii)an order shall have been entered by the Bankruptcy Court avoiding or requiring disgorgement by the Administrative Agent or any of the Lenders of any amounts received in respect of the Loan Obligations;

adequate protection to any pre-petition agent or lender that is inconsistent with the Interim Order (prior to the Final Order Entry Date) or the Final Order (on and after the Final Order Entry Date);

(u)without the Required Lenders’ consent, the entry of any order by the Bankruptcy Court granting, or the filing by any Credit Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the Orders and motions seeking entry thereof or permitted amendments or modifications thereto) seeking, authority to use any cash proceeds of any of the Collateral without the Administrative Agent’s and the Required Lenders’ consent or to obtain any financing under section 364 of the Bankruptcy Code other than the facility hereunder unless such motion or order contemplates payment in full in cash of the Loan Obligations immediately upon consummation of the transactions contemplated thereby;

(v)without the consent of the Required Lenders (which written consent may be provided via email, including by counsel to the Lenders), the filing of any motion by any Credit Party or any person on behalf of any Credit Party seeking authority to consummate a sale of assets of any Credit Party or the Collateral outside the ordinary course of business and not as part of an Acceptable Sale Transaction;

(w)if any Credit Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of any Credit Party and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect; provided that any Credit Party shall have ~~three~~seven
(~~3~~7) Business Days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from the Bankruptcy Court or another court to address any such court order;

(x)any Credit Party shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or payables other than payments in respect of the Pre-Petition Notes or as otherwise not prohibited under this Agreement, in each case, to the extent authorized by one or more “first day” orders, the Interim Order or the Final Order and consistent with the Approved Budget;

(y)if, unless otherwise approved by the Administrative Agent and the Required Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Cases and such order shall not be reversed or vacated within ten (10) days; or

(z)without the Required Lenders’ consent, any Credit Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (i) to grant or impose, under section 364 of the Bankruptcy Code or otherwise, liens or security interests in any Collateral, whether senior, equal or subordinate to the Administrative Agent’s liens and security interests except to the extent permitted by this Agreement; (ii) to use, or seek to use, Cash Collateral; or (iii) to modify or affect any of the rights of the Administrative Agent, or the Lenders under the Orders or the Loan Documents, by any Reorganization Plan confirmed in the Cases or subsequent order entered in the Cases,